UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2013, the Compensation Committee of the Board approved the 2013 Annual Incentive Compensation Plan for Management, which provides for the payment of cash bonuses to eligible employee-participants, including the executive officers and other management employees. Under the Plan, the Committee establishes a bonus target for each participant equal to a specified percentage of their respective base salaries and based on separate financial and personal objectives. Bonus amounts awarded under the Plan are computed separately for the achievement of financial objectives and personal objectives.

Financial Objectives: The financial performance of the Company will be measured by Adjusted EBITDA as defined in the Plan, with minimum, target and maximum goals established by the Committee that will pay 25%, 50% and 100% of the target bonus if the Company’s financial performance achieves the minimum, target and maximum goal, respectively. An Adjusted EBITDA falling between the goals will adjust the award pro rata based on a non-linear formula set forth in the Plan. If Adjusted EBITDA is less than the minimum goal, no bonus is earned by the participant.

Personal Objectives: A participant may earn up to a maximum of 50% of his or her target bonus based on the achievement of personal objectives developed jointly by each participant and management. The Compensation Committee approves the personal objectives of the executive officers, with no bonuses paid to such officers based on their personal objectives if Adjusted EBITDA does not at least equal the minimum goal under the financial objectives. The Committee has the discretion as to the executive officers, and the President and Chief Executive Officer has discretion as to all other participants, to adjust the portion of the bonus based on the personal objectives upward or downward by a maximum of 20% based on exigent circumstances that made the achievement of any goal easier or more difficult to achieve than anticipated at the time the goal was established.

The target bonuses, expressed as a percentage of annual base compensation for 2013 range from 35% to 80% for the executive officers. The minimum, target or maximum goals related to the financial objectives, as well as the specific personal objectives for each of the named executive officers, have not been included in this description in order to maintain the confidentiality of the Company’s confidential commercial or business information. All cash bonuses under the Plan are earned upon the Audit Committee’s approval of the 2013 audited financial statements and computation of Adjusted EBITDA.

If a participant’s employment is terminated for any reason prior to the approval of the 2013 audited financial statements, the cash bonus for that participant is forfeited. The Board of Directors may seek reimbursement of excess incentive cash compensation paid under the Plan to an executive officer, on terms deemed appropriate by the Board, if the Board or the Audit Committee determines that the Company’s financial statements for the year ended December 31, 2013 are the subject of a material restatement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 4, 2013	Asset Acceptance Capital Corp.

	By:	/s/ E. L. Herbert
Name: E. L. Herbert
Title: Vice President and General Counsel

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